EXHIBIT 3.1(a)

                          CERTIFICATE OF INCORPORATION
                                       OF
                          KEYSTONE ENTERTAINMENT, INC.

     The undersigned, a natural person for the purpose of organizing a for profit corporation under the provisions and subject to the requirements of the Delaware General Corporation Law, hereby certifies that:

                                    ARTICLE I

     The  name  of  the  Corporation  is  Keystone  Entertainment,  Inc.


                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is the Company Corporation, 1313 North Market Street, Wilmington, Delaware 19801-1151, County of New Castle and the name of its registered agent at such address is The Company Corporation.


                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


                                   ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is 60,000,000 consisting of 50,000,000 shares of common stock, par value $.0001 per share ("Common Stock"), and 10,000,000 shares of preferred stock, par value $.0001 per share ("Preferred Stock").

     Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.


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                                    ARTICLE V

     The name and mailing address of the Incorporator is Regina Cephas, 1313 North Market Street, Wilmington, Delaware 19801-1151.


                                   ARTICLE VI

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than one nor more than nine directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The number of directors may be increased or decreased, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until his successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors howsoever resulting, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.


                                   ARTICLE VII

     Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.


                                  ARTICLE VIII

     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or a committee thereof, the Chairman of the Board, President, or by the holders of at least 30% of all the shares entitled to vote at the proposed special meeting.


                                   ARTICLE IX

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


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                                    ARTICLE X

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in god faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in god faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this


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Article.  Such  determination  shall  be made (1) by the Board of Directors by a majority vote of quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

     (h) For purposes of this section references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


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     (j)     No amendment or repeal of this Article X shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omission occurring prior to such amendment or repeal.


                                   ARTICLE XI

     Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation, or a designation thereunder, shall entitle the holder thereof to the right to vote at any meeting of stockholders, except as the provisions of the law shall otherwise require.

     Notwithstanding the foregoing and except as otherwise provided by law or in the resolution or resolutions of the Board of Directors providing for the issuance of any particular series of Preferred Stock, the holders of Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes except that, with respect to any amendment of any provision of the Certificate of Incorporation which consists of a series designation, or portion thereof, for any series of Preferred Stock, the holders of Common Stock shall not be entitled to any vote. Except as otherwise provided by law or in the resolution or resolutions of the Board of Directors providing for the issuance of any particular series of Preferred Stock, the holders of Common Stock and any other capital stock of the corporation at the time entitled thereto shall vote together as one class.


                                   ARTICLE XII

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class or creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class or creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


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                                  ARTICLE XIII

     In furtherance of, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation.

                                 ARTICLE XIVVIII

     The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by stature, and all rights conferred on stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Incorporation to be signed this 26th day of September, 1997.


                                   INCORPORATOR:
                                   -------------


                                   //s//  REGINA  CEPHAS
                                   ---------------------
                                   Regina  Cephas


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                                                                  EXHIBIT 3.1(b)


                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                          KEYSTONE ENTERTAINMENT, INC.

     Pursuant to the provisions and subject to the requirements of the Delaware General Corporation Law, the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Incorporation changing the name of the corporation.

                                   ARTICLE ONE

     The name of the corporation is Keystone Entertainment, Inc.

     The Certificate of Amendment alters in full Article I of the Certificate of Incorporation to read as follows:

                                   ARTICLE ONE

     The name of the corporation is Mac Filmworks, Inc.

     Each statement made by this Certificate of Amendment to the Certificate of Incorporation has been effected in conformity with the provisions of the Delaware General Corporation Law.

     Shares of common stock previously issued and currently outstanding as of the date of this Certificate of Amendment to the Certificate of Incorporation will experience no change whatsoever in voting power or any other right, qualification, limitation or restriction, if any.

     The Certificate of Amendment to the Certificate of Incorporation was adopted by the directors and the majority shareholders, who voted 4,000,000 shares in favor of the adoption out of 6,347,680 shares outstanding and entitled to vote on January 7, 1998.

      Dated: January 7, 1998.

                                  By:  /s/  Jim McCullough, Sr.
                                       -----------------------------------------
                                       Jim McCullough, Sr.
                                       President of Keystone Entertainment, Inc.


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